UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 6, 2017

PUGET TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

333-179212	01-0959140
Commission File Number	(I.R.S. Employer Identification No.)
8200 NW 41st Street, Suite 200, Doral, Florida	33166
(Address of Principal Executive Offices)	(Zip Code)

305-721-3128
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 3.02.	Unregistered Sales Of Equity Securities.
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 6, 2017, the Company filed a Certificate of Correction with the Nevada Secretary of State. The Certificate of Correction rescinded the Amended and Restated Articles of Incorporation filed by the Company with the Nevada Secretary of State on July 11, 2017 (See Company’s Form 8-K filed on July 12, 2017). The Certificate of Correction is attached hereto as Exhibit 3.1. The Company’s Board of Directors approved the Certificate of Correction on October 6, 2017.

On October 13, 2017, the Company filed a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State which increased the authorized shares of capital stock of the Company to 200,000,000 (“Corporate Action”). The Certificate of Amendment to Articles of Incorporation is attached hereto as Exhibit 3.2.

On October 16, 2017, the Company issued 90,165,201 common shares to Thomas M Jaspers, an officer and Director, in exchange for cancellation of $901.65 of debt in favor of Mr. Jaspers. After giving effect to the issuance, Mr. Jaspers is the beneficial owner of 109,666,228 shares of common stock of the Company representing 58.5% of the total issued and outstanding shares of common stock. As of the date of this filing, the Company has 187,521,472 shares of common stock issued and outstanding. In addition, as of this date, the Company has 10,000,000 shares of undesignated stock.

On November 17, 2014, shareholders of the Company holding approximately 64% of all outstanding shares of common stock approved the Corporate Action. In addition, on that same date the Company’s Board of Directors approved the Corporate Action.

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS.

On October 16, 2017, Puget Technologies, Inc. (the “Company”) appointed Hermann Burckhardt to the Board of Directors. Mr. Burckhardt  has acted as the Company’s President and Chief Executive Officer  since October 1, 2015.

Except as disclosed in the Company’s Form 8-K filed on October 1, 2015, which relates the compensation to Mr. Burckhardt, (i) there are no family relationships between our officers and/or directors, (ii) There have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director had or will have a direct or indirect material interest, (iii) there is no material plan, contract or arrangement (whether or not written) to which our new director is a party or in which he participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Exhibit No.	Description

3.1	Certificate of Correction
3.2	Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2017	Puget Technologies, Inc.

By: /s/ HERMANN BURCKHARDT
Hermann Burckhardt, President

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